Exhibit 25.11

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BNY MELLON TRUST COMPANY OF ILLINOIS

(formerly known as BNY Midwest Trust Company)

(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Commonwealth Edison Company

(Exact name of obligor as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0938600 (I.R.S. employer identification no.)

440 South LaSalle Street Suite 3300 Chicago, Illinois	60605-1028
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Illinois Department of Financial and Professional Regulation Division of Banking Compliance Reporting Section	320 West Washington Street 5th Floor Springfield, Illinois 62786

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company, CTC Illinois Trust Company and Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-158920).

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-158920).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-158920).

6.	The consent of the Trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Mellon Trust Company of Illinois, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 24th day of May, 2012.

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/s/ R. Tarnas
Name: R. Tarnas Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended, BNY Mellon Trust Company of Illinois hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: May 24, 2012

BNY MELLON TRUST COMPANY OF ILLINOIS

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF CONDITION

OF

Trust Company Name: BNY Mellon Trust Company of Illinois

Address: 2 North LaSalle Street, Suite 1020

       Chicago IL, 60602

Account #: TRS.0060392

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on December 31, 2011, submitted in response to the call of the Illinois Department of Financial and Professional Regulation.

Thousands of Dollars
ASSETS	(000)

1. Cash and Due from Depository Institution	75,666
2. U.S. Treasury Securities	0
3. Obligations of States and Political Subdivisions	0
4. Other Bonds and Debentures	0
5. Notes Receivable	35,691
Breakout of the Notes Receivable amount listed above:
Inter-Company/Employee/Director: Intercompany	35,691
Other:(List)	0

6. Corporate Stock	0

7. Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	12
8. Accounts Receivable:	2,339
Breakout of Accounts Receivable amount listed above:
Fee Accounts Receivable	2,165
Intercompany Accounts Receivable	174
Other (List)	0
9. Goodwill	0
10. Intangibles	0
11. Other Assets	4
(Itemize assets that account for 10% or greater of Line 11)

Accrued Interest Receivable 4

11. TOTAL ASSETS	113,712

Explain any change greater than 10% from last quarter:

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF CONDITION

OF

Trust Company Name: BNY Mellon Trust Company of Illinois

Address: 2 North LaSalle Street, Suite 1020

       Chicago IL, 60602

Account #: TRS.0060392

Thousands of Dollars
LIABILITIES
12. Accounts Payable	71
13. Taxes Payable	0
14. Other Liabilities for Borrowed Money	0
15. Other Liabilities	1,971
(Itemize Liabilities that account for 10% or greater of Line 15)

Reserve for Taxes 1,959

16. TOTAL LIABILITIES	2,042

EQUITY CAPITAL

17. Preferred Stock	0
18. Common Stock	2,000
19. Surplus	71,149
20. Reserve for Operating Expenses	0
21. Retained Earnings (Loss)	38,521
22. Other Increase/Decrease (List)	0
23. TOTAL EQUITY CAPITAL	111,670

24 TOTAL LIABILITIES AND EQUITY CAPITAL	113,712

Explain any change greater than 10% from last quarter:

I, __Robert L. De Paola – Managing Director

(Name and Title of Officer Authorized to Sign Report)

of              BNY Mellon Trust Company of Illinois

                                                                                                                                                                 certify that the information contained in this statement of accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Secretary or his Administrative officers is a felony.

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this                         day of                                         ,                     .

My Commission expires                                                                  .

                                                                     , Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

            Robert Call

Name

            Managing Director

Title

            (212) 635-1396

Telephone Number (Extension)

            robert.call@bnymellon.com

E-mail

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF INCOME

OF

Trust Company Name: BNY Mellon Trust Company of Illinois

Address: 2 North LaSalle Street, Suite 1020

      Chicago IL, 60602

Account #: TRS.0060392

Including its domestic and foreign subsidiaries completed as of the close of business on December 31, 2011, submitted in response to the call of the State of Illinois Department of Financial and Professional Regulation.

		Thousands of Dollars (000)
	INCOME
1.	Income from Fiduciary Activities:
	A. Estates	0
	B. Personal	0
	C. Investment Advisory	0
	D. Managed Employee Benefit	0
	E. Non-managed Employee Benefit	0
	F. Custody	6,146
	G. Corporate Services	51
	H. Land Trusts	0
	I. All Other Fiduciary Activities	0

2.	Interest Income	267

3.	All Other Income	39
	(Itemize amounts greater than 10% of Line 3) Global Payment Fee 18

4.	TOTAL OPERATING INCOME (Sum of Items 1-3)	6,503

Explain any change greater than 10% from last quarter:

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF INCOME

OF

Trust Company Name: BNY Mellon Trust Company of Illinois

Address: 2 North LaSalle Street, Suite 1020

       Chicago IL, 60602

Account #: TRS.0060392

		Thousands of Dollars
	EXPENSES
5.	Operating Expenses:
	A. Salaries	188
	B. Employee Benefits	54
	C. Trust Company Occupancy Expense	51
	D. Furniture and Equipment Expense	10
	E. Data Services	0
	F. Marketing	0
	G. Audits/Examinations	0
	H. Insurance (Fiduciary Activities)	0
	I. All Other
	(Itemize amounts greater than 10% of Line I	136
	Professional and Consulting Fees 57
	Examination Fees 22
	Travel and Entertainment 21
6.	TOTAL OPERATING EXPENSES (Sum of Items A-I)	439
7.	NET OPERATING INCOME (LOSS) BEFORE TAXES	6,064
8.	APPLICABLE INCOME TAXES	2,412
9.	EXTRAORDINARY ITEMS	0

10.	NET INCOME (LOSS) AFTER TAXES	3,652

Explain any change greater than 10% from last quarter:

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

DIVISION OF BANKING

CONSOLIDATED REPORT OF INCOME

OF

Trust Company Name: BNY Mellon Trust Company of Illinois

Address: 2 North LaSalle Street, Suite 1020

       Chicago IL, 60602

Account #: TRS.0060392

CHANGES IN EQUITY CAPITAL (UTILIZE YEAR-TO-DATE FIGURES)

Thousands of Dollars	PREFERRED STOCK (Par Value)	COMMON STOCK (Par Value)	SURPLUS AND RESERVES	RETAINED EARNINGS	TOTAL EQUITY CAPITAL (Line Total)
1. Balance beginning of period	0	2,000	71,149	34,869	108,018
2. Net Income (loss)				3,652	3,652
3. Sale, conversion, acquisition, or retirement of capital
4. Changes incident to mergers and absorptions
5. Cash dividends declared on preferred stock
6. Cash dividends declared on common stock
7. Stock dividends issued
8. Other increases (decreases) (itemize)
9. Balance end of period	0	2,000	71,149	38,521	111,670

I, __Robert L. De Paola – Managing Director

(Name and Title of Officer Authorized to Sign Report)

of             BNY Mellon Trust Company of Illinois

                                                                                                       certify that the information contained in this statement of accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Secretary or his Administrative officers is a felony.

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this              day of                                         ,             .

My Commission expires                             .

                                                                                          , Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

            Robert Call

Name

            Managing Director

Title

            (212) 635-1396

Telephone Number (Extension)

            robert.call@bnymellon.com

E-mail